Exhibit 99(a)(1)(C)

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWAL NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN BUSINESS DEVELOPMENT CORPORATION OF AMERICA TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 26, 2015 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA, EITHER BY HAND-DELIVERY OR MAIL, BEFORE 12:00 MIDNIGHT, EASTERN TIME, ON JULY 31, 2015, UNLESS THE OFFER IS EXTENDED. COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO: Business Development Corporation of America 405 PARK AVENUE, CONCOURSE NEW YORK, NEW YORK 10022 YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA AT THE ADDRESS ABOVE.

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWALTENDERED PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 26, 2015 LADIES AND GENTLEMEN: The undersigned hereby withdraws the tender of its Shares to Business Development Corporation of America (the “Company” ) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________, 201___. This tender was in the amount of: _________________ Shares. The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company. IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as appeared on subscription agreement FOR INDIVIDUAL INVESTORS AND JOINT TENANTS Signature of Investor(s) or Authorized Person(s) __________________________________________________ Name of Signatory (Please print) Title of Authorized Person (Please print) Signature of Investor(s) or Authorized Person(s) __________________________________________________ Name of Signatory (Please print) Title of Authorized Person (Please print)